UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2020, Autoliv, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), where a total of 60,269,517 shares were represented in person or by valid proxy. The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 20, 2020. At the Annual Meeting, the Company’s stockholders took the following actions:

Election of Directors

Mr. Mikael Bratt, Mr. Jan Carlson, Mr. Hasse Johansson, Mr. Leif Johansson, Mr. David E. Kepler, Mr. Franz-Josef Kortüm, Ms. Min Liu, Dr. Xiaozhi Liu, Mr. James M. Ringler and Mr. Thaddeus “Ted” Senko were each re-elected to the Company’s board of directors (the “Board”) for a one-year term until the 2021 annual meeting of stockholders.

The votes cast were as follows:

Mr. Mikael Bratt: 58,896,751 votes for, 425,643 votes withheld and 947,123 broker non-votes.

Mr. Jan Carlson: 50,983,238 votes for, 8,339,156 votes withheld and 947,123 broker non-votes.

Mr. Hasse Johansson: 58,910,581 votes for, 411,813 votes withheld and 947,123 broker non-votes.

Mr. Leif Johansson: 58,515,114 votes for, 807,280 votes withheld and 947,123 broker non-votes.

Mr. David E. Kepler: 58,902,753 votes for, 419,641 votes withheld and 947,123 broker non-votes.

Mr. Franz-Josef Kortüm: 58,675,797 votes for, 646,597 votes withheld and 947,123 broker non-votes.

Ms. Min Liu: 58,790,851 votes for, 531,543 votes withheld and 947,123 broker non-votes.

Dr. Xiaozhi Liu: 58,656,159 votes for, 666,235 votes withheld and 947,123 broker non-votes.

Mr. James M. Ringler: 52,832,837 votes for, 6,489,557 votes withheld and 947,123 broker non-votes.

Mr. Thaddeus “Ted” Senko: 58,836,097 votes for, 486,297 votes withheld and 947,123 broker non-votes.

Advisory Vote to Approve Executive Compensation

Stockholders of the Company approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers for fiscal year 2019. The votes cast were as follows:

48,110,910 votes for, 10,766,965 votes against, 444,519 abstentions and 947,123 broker non-votes.

Ratification of Appointment of Independent Auditors

Stockholders of the Company ratified the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020. The votes cast were as follows:

58,554,386 votes for, 1,211,980 votes against, 503,151 abstentions and 0 broker non-votes.

A copy of the press release dated May 7, 2020 regarding the results of the Annual Meeting is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

Committees of the Board and Lead Independent Director

In the press release dated May 7, 2020, the Company announced changes to the membership of the committees of the Board, which were approved by the Board effective as of May 7, 2020, and are now composed as follows:

Audit Committee: Ted Senko (Chair), Hasse Johansson, David E. Kepler and Min Liu

Leadership Development and Compensation Committee: James M. Ringler (Chair), Leif Johansson, Min Liu and Xiaozhi Liu

Nominating and Corporate Governance Committee: Leif Johansson (Chair), Hasse Johansson, Franz-Josef Kortüm, and Ted Senko

Risk and Compliance Committee: David E. Kepler (Chair), Xiaozhi Liu, and James M. Ringler

In the same press release, the Company also announced that the independent members of the Board re-elected James M. Ringler as the Lead Independent Director of the Board and that Jan Carlson continues as the Chairman of the Board of Directors.

A copy of the press release dated May 7, 2020 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 7, 2020 (Annual Meeting).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 7, 2020 (Annual Meeting).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs and General Counsel

Date: May 11, 2020